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                                                                    Exhibit 23.1
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CONSENT OF INDEPENDENT ACCOUNTANTS


           We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 3, 1997, except as to Note 1, which is as of February 19, 1997, and Note 2, which is as of April 14, 1997 which appears in Allmerica Financial Corporation's Annual Report on Form 10-K/A for the year ended December 31, 1996. We also consent to the incorporation by reference of our report on the Financial Statement Schedules, which appears in such Annual Report on Form 10-K/A.

                                                 /s/ Price Waterhouse LLP
                                                 Price Waterhouse LLP
                                                 Boston, Massachusetts
                                                 July 16, 1997